Exhibit 99.1

Ditech Networks Reports Fiscal 2010 First Quarter Financial Results

34% Year over Year Revenue Growth

Mountain View, California, Thursday, Aug. 20, 2009 - Ditech Networks (Nasdaq: DITC) today reported financial results for its fiscal 2010 first quarter.

“I am pleased to announced that we exceeded our revenue guidance for the last quarter.  We continued to carefully manage our expenses, which along with solid collections of our accounts receivable and net consumption of inventory enabled us to beat our use of cash projection” said Todd Simpson said Ditech’s president and CEO. “At the same time, we made significant progress on our voice applications platform which will soon be available for beta trials.”

Revenues for the first quarter were $6.1 million.  The GAAP net loss for the first quarter was $3.8 million or $0.14 per share.  The non-GAAP loss for the first quarter was $3.4 million or $0.13 per share

A reconciliation of the non-GAAP to GAAP financial measures for fiscal 2009 and 2010 is included at the end of this press release. These non-GAAP financial measures exclude the effect of stock-based compensation expense, the expense related to amortization of purchased intangible assets, and the tax effects of the excluded amounts.

Ditech Networks will discuss its fiscal 2010 first quarter financial results and its outlook in today’s conference call (see details in this release).

Second Quarter Fiscal 2010 GAAP Outlook

Based upon expected bookings, timing of shipments and deferred revenues, Ditech Networks expects second quarter of fiscal 2010 revenue to be similar to the first quarter levels. As a function of Ditech’s bookings pipeline, customer and product mix and opportunities, Ditech Networks expects gross margins to be in the 54 – 58 percent range. Ditech Networks expects operating expenses, including an estimated $0.4 million of stock-based compensation and acquisition related expenses, to be flat to marginally down.

Conference Call

Ditech will host a quarter-end conference call at 4:30 PM Eastern time (1:30 PM Pacific time) today to review its Fiscal 2010 first quarter performance and its outlook for the coming quarter. Any member of the public can listen to the conference call by calling the following number: +1 (612) 332-0107. The conference call will also be broadcast live over the Internet and can be accessed by going to either the “Press Room” or “Investors” section of Ditech Networks’ web site home page: http://www.ditechnetworks.com. A replay of the conference call will be available via Ditech Networks’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 111359. The replay will be available three hours after the call is complete and will remain so until at least Ditech Networks’ subsequent earnings announcement.

About Ditech Networks

Ditech Networks is revolutionizing modern communications with advanced voice processing solutions that perform tasks spanning from voice-enabled Web 2.0 and unified communications services to voice quality enhancement. Ditech believes in the power and simplicity of human speech; its solutions deliver high-quality voice communication and will enable compelling voice capabilities to new communications methods like social networking and text messaging, allowing consumers to use voice in ways that make sense in today’s Web 2.0-savvy world.

Leveraging over 15 years of deployments with communications providers around the world, Ditech’s products help global communications companies meet the multiple challenges of service differentiation, network expansion and call capacity, by delivering consistent, dependable voice quality. Ditech’s customers include Verizon, Sprint/Nextel, Orascom Telecom, AT&T, Telus, Global Crossing and West Corporation. Ditech Networks is headquartered in Mountain View, California.

Forward Looking Statement

The statements in this press release with respect to Ditech Networks’ expectations regarding the introduction of new platform products that enable new applications in the coming months, and Ditech Networks’ second quarter fiscal 2010 projected financial results, are forward-looking statements.  Actual results could differ materially as a result of numerous risks and uncertainties, including: unexpected technical difficulties may arise in the development of new platform products that could delay the introduction of these products; timing of orders and timely receipt of payments for Ditech Networks’ voice enhancement and echo cancellation equipment, and software licensing is variable and could affect Ditech Networks’ ability to meet revenue expectations; Ditech Networks may be required to take additional reserves; shipment of products and licensing of software Ditech Networks expects to ship and recognize before the end of the second quarter of fiscal 2010 may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Networks may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; Ditech Networks’ competitors may develop products that compete favorably with Ditech Networks’ products; Ditech Networks has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; inability to successfully convert Ditech Networks’ trials to customer orders could limit revenue; Ditech Networks uses various sales channels and depending on channel, may cause operating expenses to exceed projected levels; Ditech Networks’ ability to pursue revenue growth may require additional spending which may exceed projected operating expenses;  as well as those detailed in the section entitled “Risk Factors” in Ditech Networks’ Annual Report on Form 10-K for the year ended April 30, 2009 (filed July 2, 2009 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Internally, Ditech Networks uses calculations of: (i) non-GAAP gross profit and gross margin, which represents gross profit and gross margin excluding the effect of stock-based compensation expense and severance and restructuring costs; (ii) non-GAAP operating expenses, which represent operating expenses excluding the effect of stock-based compensation expense and severance and restructuring costs and, in the case of total operating expenses, expense related to amortization of intangible assets; (iii) non-GAAP pre-tax loss and non-GAAP net loss, which represents pre-tax loss and net loss excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets; and (iv) non-GAAP basic and diluted net loss per share, which represents basic and diluted net loss per share excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets. The non-GAAP net loss and net loss per share financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•                       Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future under SFAS 123R.

•                       Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

•                       Restructuring charges reflect a real cost of doing business and reacting to market forces, and by eliminating these charges the non-GAAP financial measures do not reflect these costs of doing business.

•                       Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Press Contact:	Investor Contact:
Rob Adler	Bill Tamblyn
415-984-1970	650-623-1309

Ditech Networks is a trademark or registered trademark of Ditech Networks, Inc.

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	July 31,	April 30,
	2009	2009

Assets
Cash, cash equivalents and investments	$42,167	$43,034
Accounts receivable, net	3,472	4,487
Inventories	10,081	11,624
Property and equipment, net	3,694	3,895
Purchased intangibles	24	42
Other assets	735	754
Total Assets	$60,173	$63,836

Liabilities and Stockholders’ Equity
Accounts payable	$1,255	$1,817
Accrued expenses	3,277	3,769
Deferred revenue	1,116	731
Income taxes payable	108	83

Total Liabilities	5,756	6,400

Stockholders’ equity	54,417	57,436

Total Liabilities and Stockholders’ Equity	$60,173	$63,836

Ditech Networks, Inc.

Consolidated Statements of Operations

For the Three Month Periods Ended July 31, 2009 and 2008

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended July 31,
	2009	2008

Revenue	$6,095	$4,532

Cost of goods sold	2,622	2,369

Gross profit	3,473	2,163

Operating expenses:
Sales and marketing	2,224	3,566
Research and development	2,808	3,427
General and administrative	1,470	2,055
Amortization of purchased intangibles	18	24

Total operating expenses	6,520	9,072

Loss from operations	(3,047)	(6,909)

Other income (loss), net	(693)	(78)

Loss before provision (benefit) for income taxes	(3,740)	(6,987)

Provision (benefit) for income taxes	33	39

Net loss	$(3,773)	$(7,026)

Basic net loss per share:	$(0.14)	$(0.27)
Diluted net loss per share	$(0.14)	$(0.27)

Weighted shares used in per share calculation:
Basic	26,173	26,037
Diluted	26,173	26,037

Stock-based compensation expense allocated by function was as follows:
Cost of goods sold	$42	$95
Sales and marketing	130	143
Research and development	69	230
General and administrative	145	228
Total	$386	$696

Ditech Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three Month Period Ended July 31, 2009 and 2008

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended July 31,
	2009	2008

GAAP gross profit	$3,473	$2,163
Add back severance and restructuring costs	—	—
Add back stock-based compensation	42	95
Non-GAAP gross profit	$3,515	$2,258

GAAP gross margin	57.0%	47.7%
Add back severance and restructuring costs	0.0%	0.0%
Add back stock-based compensation	0.7%	2.1%
Non-GAAP gross margin	57.7%	49.8%

GAAP sales and marketing expense	$2,224	$3,566
Deduct severance and restructuring costs	—	—
Deduct stock-based compensation	(130)	(143)
Non-GAAP sales and marketing expense	$2,094	$3,423

GAAP research and development expense	$2,808	$3,427
Deduct severance and restructuring costs	—	—
Deduct stock-based compensation	(69)	(230)
Non-GAAP research and development expense	$2,739	$3,197

GAAP general and administrative expense	$1,470	$2,055
Deduct severance and restructuring costs	—	—
Deduct stock-based compensation	(145)	(228)
Non-GAAP general and administrative expense	$1,325	$1,827

GAAP total operating expenses	$6,520	$9,072
Deduct:
Severance and restructuring costs	—	—
Stock-based compensation expense	(344)	(601)
Amortization of purchased intangibles	(18)	(24)
Impairment of goodwill and purchased intangibles	—	—
Non-GAAP total operating expenses	$6,158	$8,447

GAAP loss from operations	$(3,047)	$(6,909)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and impairment of goodwill	404	720
Non-GAAP loss from operations	$(2,643)	$(6,189)

GAAP loss before provision (benefit) for income taxes	$(3,740)	$(6,987)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and impairment of goodwill	404	720
Non-GAAP loss before provision (benefit) for income taxes	$(3,336)	$(6,267)

GAAP provision (benefit) for income taxes	$33	$39
Addback tax valuation allowance		—
Deduct the tax impact of eliminating severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and impairment of goodwill	—	—
Non-GAAP provision (benefit) for income taxes	$33	$39

GAAP net loss	$(3,773)	$(7,026)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, impairment of goodwill and purchased intangibles, and adjustment to tax provision	404	720
Non-GAAP net loss	$(3,369)	$(6,306)

GAAP diluted net loss per share	$(0.14)	$(0.27)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, impairment of goodwill, and adjustment to tax provision	0.01	0.03
Non-GAAP diluted net loss per share	$(0.13)	$(0.24)

Shares used in computing net loss per share
Diluted-GAAP	26,173	26,037
Diluted-Non-GAAP	26,173	26,037